PENNSYLVANIA ENTERPRISES, INC.
                            EMPLOYEES'S SAVINGS PLAN

To:  Participants in the Pennsylvania  Enterprises,  Inc.  Employees's  Savings
     Plan


Re: Pennsylvania Enterprises, Inc.'s Offer to Purchase for Cash Up to 2,000,000 Shares of its Common Stock


Date: March 11, 1996


   This memorandum is being sent to you because you are a participant in the Pennsylvania Enterprises, Inc. Employees's Savings Plan (the "Savings Plan").

   The Savings Plan is described in the Summary Plan Description ("SPD"). Please refer to the relevant SPD for more information regarding the Savings Plan.

PENNSYLVANIA  ENTERPRISES,  INC. IS  OFFERING  TO PURCHASE  SHARES OF ITS COMMON
STOCK

   Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company"), is inviting its stockholders to tender shares of its Common Stock, no par value, stated value $10.00 per share (the "Shares") (including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 26, 1995, between the Company and Chemical Bank, as the Rights Agent), at prices not greater than $39.00 nor less than $37.00 per Share, net to the seller in cash, specified by such stockholders. Unless the context otherwise requires, all references to Shares shall include the associated Rights. The details of the invitation are described in the Company's Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and this memorandum (which together constitute the "Offer" for purposes of tendering Shares allocated to your Savings Plan account(s)). Copies of the Offer to Purchase and certain related materials (excluding the Letter of Transmittal), which are being sent to the Company's stockholders generally, are enclosed for your review.

   The Company is conducting the offer through a procedure commonly referred to as a "dutch auction." This procedure allows you to select the price within that range at which you are willing to sell all or a portion of your Shares to the Company. Based upon the number of Shares tendered and the prices specified by the tendering stockholders, the Company will determine the single per-Share price within that range that will allow it to buy 2,000,000 Shares (or such lesser number of Shares that are properly tendered). All of the Shares that are properly tendered at prices at or below that purchase price (and are not withdrawn) will -- subject to possible proration, conditional tender and provisions relating to the tender of "odd lots" -- be purchased for cash at that purchase price, net to the selling stockholder. All other Shares that have been tendered and not purchased will be returned to the stockholder.

   THE LETTER OF TRANSMITTAL REFERRED TO ABOVE AND IN THE OFFER TO PURCHASE CANNOT BE USED TO TENDER SHARES HELD IN YOUR SAVINGS PLAN ACCOUNT(S); THE ENCLOSED ELECTION FORM FOR THE SAVINGS PLAN IS A SUBSTITUTE FOR THE LETTER OF TRANSMITTAL AND MUST BE USED TO TENDER THE SHARES IN YOUR SAVINGS PLAN ACCOUNTS. Also, please note that if you hold an "odd lot," as described in Section 2 of the Offer to Purchase, in your Savings Plan accounts, the special odd lot purchase rule will not apply to your Shares in the Savings Plan. That is, the proration provisions that will apply if more than 2,000,000 Shares are properly tendered (as described in Section 1 of the Offer to Purchase) will apply to any Shares tendered from the Savings Plan, even if you are an odd lot holder. You are permitted, however, to make a conditional tender of the Shares allocated to your Savings Plan account(s). See Section 6 of the Offer to Purchase for the provisions governing conditional tenders.

YOUR DECISION WHETHER TO TENDER

   As a participant in the Savings Plan, you may direct PNC Bank, N.A., the trustee of the Savings Plan (the "Trustee"), to tender all or any portion of the Shares allocated to your Savings Plan account(s) pursuant to the Offer. PARTICIPANTS CONSIDERING TENDERING SHARES FROM THEIR SAVINGS PLAN ACCOUNT(S) SHOULD REVIEW CAREFULLY THE TAX CONSEQUENCES OF DOING SO. (SEE "POTENTIAL TAX CONSEQUENCES OF TENDERING

SHARES" BELOW.) ALSO, THE PROCEEDS FROM ANY SALE OF SHARES FROM YOUR SAVINGS PLAN ACCOUNT(S) WILL NOT BE DISTRIBUTED TO YOU. INSTEAD, ANY PROCEEDS WILL CONTINUE TO BE HELD IN THE SAVINGS PLAN AND WILL BE INVESTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. (SEE "REINVESTMENT OF SALE PROCEEDS" BELOW).

HOW TO TENDER SHARES; COMPLETION OF ELECTION FORM

   If you wish to direct the Trustee to tender all or any portion of the eligible Shares in your Savings Plan account(s), you must complete and return the enclosed Election Form in accordance with the instructions specified on the Election Form. Before deciding whether or not to tender your Shares, please read the enclosed materials carefully.

   YOUR ELECTION WILL BE EFFECTIVE ONLY IF YOUR PROPERLY COMPLETED ELECTION FORM IS RECEIVED BY THE TRUSTEE AT ITS ADDRESS SET FORTH ON THE ENCLOSED RETURN ENVELOPE IN AMPLE TIME FOR THE TRUSTEE TO SUBMIT A TENDER ON YOUR BEHALF AT OR PRIOR TO THE LATER OF 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, OR THE LATEST TIME AND DATE TO WHICH THE OFFER IS EXTENDED (referred to herein as the "Expiration Date"). Election Forms that are received after this deadline and Election Forms which are not properly completed, will not be accepted.
Examples of improperly completed Election Forms include Forms which are not signed and Forms which contain incorrect or incomplete information. Your decision to tender (or not to tender) and your reinvestment election are personal decisions you should make based upon your own personal circumstances and desires. IN THE EVENT THAT YOU DO NOT FILE A PROPERLY COMPLETED ELECTION FORM ON A TIMELY BASIS, NONE OF YOUR SHARES WILL BE TENDERED.

   Savings Plan participants who desire to tender Shares at more than one price must complete a separate Election Form for each price at which Shares are tendered, provided that the same Shares cannot be tendered (unless properly withdrawn in accordance with the terms of the Offer) at more than one price. IN ORDER TO PROPERLY TENDER SHARES, ONE AND ONLY ONE PRICE BOX MUST BE CHECKED IN THE APPROPRIATE SECTION ON EACH ELECTION FORM.

SAVINGS PLAN ACCOUNT(S)

   Under the Savings Plan, you may direct the Trustee to tender all or any portion of the Shares that are allocated to your account(s), including Shares that were purchased with Company matching contributions. The label attached below identifies the number of Shares that were allocated to each of your Savings Plan accounts as of the date indicated. Your tender instructions should specify the number of Shares you wish to tender from each of your Savings Plan accounts. Unallocated Shares (Shares held in the Company Stock Fund and not credited to a participant's account(s)) are not subject to your tender direction. Unallocated Shares held in the Savings Plan will be tendered by the Savings Plan Trustee in the same proportion as were tendered Shares credited to participants' accounts as to which participant instructions to tender have been timely received.

REINVESTMENT OF SALE PROCEEDS

   If you direct the Trustee to tender Shares allocated to your account(s) in the Savings Plan, proceeds from the sale of the Shares will continue to be held in your account(s) in the Savings Plan. You will not be able to exercise control over the proceeds outside of the Savings Plan. The proceeds will be invested in accordance with your instructions (provided on the attached form) in one or more of the investment funds offered under the Savings Plan (as briefly described below).

   In deciding how to allocate the investment of the sale proceeds of your Shares, you should consider your overall financial goals. Factors you will need to take into account include your need for current income (as opposed to capital appreciation), the diversification of your entire portfolio of investments, your relative tolerance for risk, and the time period available for your investment to grow under the Savings Plan. IF YOU NEED PROFESSIONAL INVESTMENT ADVICE, YOU SHOULD CONSULT A QUALIFIED INVESTMENT ADVISOR TO ASSIST YOU IN YOUR INVESTMENT ALLOCATION.

   The following is a general summary of the investment funds currently offered under the Savings Plan and the significant characteristics of each such fund:


      o MassMutual Fixed Income Fund: This stable interest fund is intended for Savings Plan participants who seek an income-producing, low risk vehicle which declares an interest rate each year that such participants will earn on their investments. This rate and your principal are backed by the general assets of MassMutual. The Company does not guarantee the principal in the fund or the future level of earnings thereon.

      o MassMutual Balanced Fund: This balanced fund is intended for Savings Plan participants who seek some current income but also seek a higher potential for capital appreciation than the Fixed Income Fund offers. The MassMutual Balanced Fund is a medium-risk balanced fund which seeks to balance a higher rate of return with preservation of principal. As a result, the fund typically has at least 45-65% of its assets invested in stock. The remaining 33-55% of its assets is typically invested in bonds and money market investments.


      o Provident Mutual Value Equity Fund: This stock fund is intended for Savings Plan participants who seek the potentially higher returns offered by investments in common stocks. It generally provides slightly higher risk than the balanced and fixed income fund options, but also provides a greater chance for higher returns and growth of principal over time. The Provident Mutual Value Equity Fund is managed by six different investment managers which generally seek to invest in stocks in which the price is low in relation to current and projected earnings and which also have a record of paying strong dividends.

   For a detailed description of the funds, refer to the Savings Plan's SPD or the PEI Employees's Savings Plan Basics of Investing for Retirement (a separate description of investment funds). If you have questions concerning any of these investment funds, you may contact the Plan Administrator at (717) 829-8661.

   An Investment Designation Form is attached for your use in allocating the proceeds from the sale of any Shares you have decided to tender. The Investment Designation Form should be forwarded to the Trustee, Investment Management and Trust Services, PNC Bank, N.A., P.O. Box 937, Scranton, PA 18540-9951, Attn:
Employee Benefit Department.

   YOUR INVESTMENT DESIGNATION FORM MUST BE RECEIVED ON OR BEFORE THE DAY ON WHICH THE SALES PROCEEDS FROM YOUR SHARES ARE CREDITED TO YOUR ACCOUNT IN THE SAVINGS PLAN. IF YOU DO NOT RETURN AN INVESTMENT DESIGNATION FORM, THE SALES PROCEEDS FROM YOUR SHARES WILL BE ALLOCATED TO THE INVESTMENT FUNDS OFFERED UNDER THE SAVINGS PLAN IN THE SAME PROPORTION AS YOUR ACCOUNTS WHICH ARE NOT INVESTED IN PEI COMMON STOCK. YOU WILL BE PERMITTED TO SELECT ANOTHER INVESTMENT FUND ON THE NEXT QUARTERLY DATE ON WHICH INVESTMENT SELECTION IS AVAILABLE TO OTHER SAVINGS PLAN PARTICIPANTS (JANUARY 1, APRIL 1, JULY 1, AND OCTOBER 1) (EXCEPT FOR SAVINGS PLAN PARTICIPANTS WHO TRANSFERRED TO PENNSYLVANIA-AMERICAN WATER COMPANY WHOSE OPTIONS ARE DESCRIBED IN A SEPARATE NOTICE).

   ALSO, BE SURE TO READ THE NEXT SECTION REGARDING THE POSSIBLE LOSS OF FAVORABLE TAX TREATMENT UNDER THE SAVINGS PLAN AS A RESULT OF TENDERING SHARES FROM YOUR ACCOUNT(S).

POTENTIAL TAX CONSEQUENCES OF TENDERING SHARES

   TENDERING AND SELLING SHARES FROM YOUR SAVINGS PLAN ACCOUNT(S) NOW COULD RESULT IN THE LOSS OF A FAVORABLE TAX TREATMENT AVAILABLE WITH RESPECT TO ANY SHARES THAT SUBSEQUENTLY ARE DISTRIBUTED TO YOU FROM THE SAVINGS PLAN. Shares that you receive in a distribution from the Savings Plan generally are eligible for favorable tax treatment. Specifically, depending upon the type of distribution, all or a portion of any "net unrealized appreciation" on the Shares is not taxable to you until you sell the Shares. If you tender and sell Shares from your Savings Plan account(s), any net unrealized appreciation in the Shares that are sold will be lost. If your net unrealized appreciation is lost, the amount of tax that you owe immediately upon receipt of a Savings Plan distribution may be greater than if you had not tendered and sold your Shares in the Offer.

CHANGING YOUR INSTRUCTION TO THE TRUSTEE

   Tenders of Shares made pursuant to the Offer to Purchase may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 3, 1996 unless they have been previously accepted for payment as provided in the Offer to Purchase. In order to change your Instructions, you must send a notice of withdrawal to the Trustee. The notice of withdrawal will be effective only if it is in writing and is received by the Trustee at the address set forth on the enclosed return envelope in ample time for the Trustee to submit a notice of withdrawal on your behalf on or prior to the Expiration Date. Any notice of change of instruction to the Trustee must specify your name, your social security number, the number of Shares tendered, whether the Shares are held in your Company Stock Fund-Matching Contribution Account or your Company Stock Fund-Prior Plan (ESOP) Account, Deferred Contribution (401(K)) Account, or Rollover Account, and the number of Shares to be withdrawn. Upon receipt of a timely written notice of change of Instruction to the Trustee, previous instructions to tender with respect to such Shares will be deemed canceled. If you later wish to retender Shares, you may contact the Plan Administrator at (717) 829-8661 to obtain a new Election Form. Any new Election Form must be received by the Trustee in ample time for the Trustee to submit the tender on your behalf on or prior to the Expiration Date.

IF YOU HAVE QUESTIONS

   If you have any questions about the Offer or any of the other matters discussed above, please call D.F. King & Company, Inc., the Information Agent at
(800) 714-3313. If you wish, your inquiry may be made on a confidential basis. If you have questions about the Savings Plan, please refer to the Savings Plan's SPD. Additional copies of the SPD for the Savings Plan may be obtained from the Plan Administrator at (717) 829-8661.

   NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PARTICIPANTS AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE.

                                  ELECTION FORM
                      INSTRUCTIONS FOR TENDER OF SHARES OF
                         PENNSYLVANIA ENTERPRISES, INC.


   Please tender to Pennsylvania Enterprises, Inc. (the "Company"), on my behalf, the number of Shares indicated below held in the Pennsylvania Enterprises, Inc. Employees's Savings Plan (the "Savings Plan"), which are beneficially owned by me and held by you under the Savings Plan, upon the terms and subject to the conditions contained in the Offer to Purchase of the Company, dated March 11, 1996, and in the related "Memorandum to Participants in the Savings Plan," the receipt of which is acknowledged. I understand that the label that follows sets forth the number of Shares allocated to me in the various Savings Plan accounts.










   Number of Shares to be tendered from my Company Stock Fund-Matching Contribution Account:

                                _______ Shares

   Number of Shares to be tendered from my Company Stock Fund-Prior Plan (ESOP) Account, Deferred Contribution (401(k)) Account, and Rollover Account:

                                _______ Shares

                              CONDITIONAL TENDER

   By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased:
                                _______  Shares

   Unless this box is completed, the tender authorized hereby will be made unconditionally.

                         PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED


             CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
            IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
              STOCKHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN
            ONE PRICE MUST COMPLETE A SEPARATE ELECTION FORM FOR EACH
                       PRICE AT WHICH SHARES ARE TENDERED.

             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $37.00 or as high as $39.00.

               _______________________ OR ________________________

              SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER


[ ] $37.000    [ ] $37.500   [ ] $38.000   [ ] $38.500

[ ] $37.125    [ ] $37.625   [ ] $38.125   [ ] $38.625

[ ] $37.250    [ ] $37.750   [ ] $38.250   [ ] $38.750

[ ] $37.375    [ ] $37.875   [ ] $38.375   [ ] $38.875

                                           [ ] $39.000

                                        5

   THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

   THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED UNANIMOUSLY THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH PARTICIPANT MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.

Signature:

Name:

                                (Please Print)

Taxpayer Identification or Social Security Number:

Address:

                             (Including Zip Code)

Area Code and Telephone Number:

Date:                    , 1996


IMPORTANT:   THIS   SAVINGS   PLAN   PARTICIPANT   ELECTION  FORM (OR A MANUALLY
             SIGNED FACSIMILE THEREOF) MUST BE RECEIVED BY THE TRUSTEE IN AMPLE
             TIME FOR THE TRUSTEE TO SUBMIT A TENDER ON  YOUR BEHALF ON OR PRIOR
             TO   THE  EXPIRATION     DATE. IN THE EVENT THAT YOU  DO  NOT  FILE
             A PROPERLY  COMPLETED ELECTION FORM  WITH THE  TRUSTEE  ON A TIMELY
             BASIS, NONE OF YOUR SHARES WILL BE TENDERED.

INVESTMENT DESIGNATION FORM


TO:   Investment Management and Trust Services
      PNC Bank, N.A.
      P.O. Box 937
      Scranton, PA 18540-9951
      Attn: Employee Benefit Department


FROM:

RE:   Investment Designation of Tender Offer Proceeds

I. PARTICIPANT INFORMATION


NAME:___________________________________________________________________________
        Last                  First                        Middle

ADDRESS:________________________________________________________________________
        Number and Street            City                State         Zip Code

SOCIAL SECURITY NUMBER: ____________________

DATE OF BIRTH: _____________________   DATE OF HIRE: ______________________

II. INVESTMENT DESIGNATION


     I elect to have my Tender Offer Proceeds invested in the Pennsylvania Enterprises, Inc. Employees's Savings Plan as follows:


   -----------% +      -----------% +              ----------% +
   MassMutual Fixed    Provident Mutual Value      MassMutual Balanced           =  100%
   Income Fund         Equity Fund                 Fund


NOTE: Investment elections must be in five percent (5%) increments.
________________________________________________________________________________

III. PARTICIPANT SIGNATURE:

     I have read the above information and I authorize my employer to invest my tender offer proceeds, solely for my benefit, based on my above investment elections. I also understand that my participation in the Pennsylvania Enterprises, Inc. Employees's Savings Plan, including my tender offer proceeds and any associated earnings, will be governed by the provisions contained in such plan.

_________________________________________    Date: ____________________________
               Signature

                 TO BE COMPLETED BY PERSONNEL REPRESENTATIVE

Approved by: _________________________  Valuation Date: ______________________

Signature: ___________________________

Date: _________________________ , 1996      Plan:  (circle one)     UorN-U